April 16, 2003

NEWS RELEASE

F O R  I M M E D I A T E  R E L E A S E

FOR FURTHER INFORMATION
CONTACT:                                    Sheli L. Fyock
                                            Asst. Vice President-Marketing
                                            % Irwin Bank & Trust Company
                                            309 Main Street
                                            Irwin, PA 15642
                                            Phone: 724-978-2705
                                            Email: sfyock@irwinbank.com
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         IBT BANCORP, INC. CONDUCTS 2003 ANNUAL MEETING OF STOCKHOLDERS


         Irwin, Pennsylvania - IBT Bancorp, Inc. (the "Company"), the holding company of Irwin Bank & Trust Company, Irwin, Pennsylvania (the "Bank"), announced that its 2003 Annual Meeting of Stockholders was held on April 15, 2003. At the meeting, Thomas Beter was elected as a director for a one-year term and Richard J. Hoffman and Edwin A. Paulone were elected as directors, each for a three-year term. Stockholders also ratified the appointment of Edwards, Sauer & Owens as independent accountants for the Company for the fiscal year ending December 31, 2003.

         The Company's stock is traded on AMEX under the symbol "IRW." The Bank is a community oriented bank which offers a variety of savings deposit and other products to its retail customers. The Bank offers a wide range of real estate, consumer and commercial loans. The Bank's website is www.myirwinbank.com. As of
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December  31, 2002,  the Company had total  assets,  deposits and  stockholders'
equity of $584 million, $527.9 million and $56.2 million, respectively.

         Statements contained in this news release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.